UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2018

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, following the conclusion of the Matson, Inc. (the “Company”) 2018 Annual Meeting of Shareholders, Jeffrey N. Watanabe retired from the Board of Directors of the Company (the “Board”), having reached the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines.  Prior to his retirement, Mr. Watanabe had served as Lead Independent Director, Chair of the Nominating and Corporate Governance Committee of the Board and a member of the Compensation Committee of the Board.  The independent directors on the Board have designated Stanley M. Kuriyama, a current director on the Board, to serve as Lead Independent Director of the Board, in accordance with the Company’s Corporate Governance Guidelines.  Mr. Kuriyama will receive an additional annual retainer of $30,000 to serve as Lead Independent Director, which amount will be prorated for the second quarter of 2018.  The Board also appointed Mr. Kuriyama as Chair of the Nominating and Corporate Governance Committee of the Board and a member of the Compensation Committee of the Board.  A copy of the press release announcing changes to the Board of Directors is furnished hereto as Exhibit 99.1.

On April 26, 2018, Dale Hendler resigned as Vice President and Controller (principal accounting officer) of the Company but continues in his position as Vice President, Financial Planning & Analysis, of Matson Navigation Company, Inc. (“MatNav”).  On April 26, 2018, the Board appointed Kevin L. Stuck as Vice President and Controller (principal accounting officer) of the Company.  Mr. Stuck, 52, served as Vice President, Accounting Center, of MatNav from April 2016 to April 2018 and Controller, Phoenix Accounting Center, of MatNav from April 2002 to April 2016.  Mr. Stuck first joined the Company or a subsidiary in 1999.

On April 26, 2018, Mr. Stuck and the Company entered into an Executive Change in Control Agreement (the “Letter Agreement”).  The principal terms and conditions of the Letter Agreement are the same as those contained in the Executive Change of Control Agreement entered into by certain other Company executives in June 2012, October 2014 and April 2015.  The Letter Agreement is intended to encourage the executive’s continued employment with the Company by providing him with greater security in the event of termination of his employment following a change in control of the Company.  The Letter Agreement will expire on December 31, 2018, subject to automatic one-year extensions unless terminated by the Company; provided that the agreement will continue for twenty-four months if a change in control occurs during the term of the agreement.  The Letter Agreement provides for certain severance benefits if, during the term of the agreement, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” following a “change in control event” of the Company, as defined by Internal Revenue Code Section 409A.  Upon such a termination of employment, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) certain awards and amounts under various incentive and deferred compensation plans, (iii) an amount in connection with the cancellation of the executive’s outstanding Company stock options equal to the spread between the fair market value of the Company’s stock subject to such options at the time of termination and the exercise price of such options, and (iv) any legal fees incurred as a result of the termination.  In addition, the Company will provide health and welfare benefits for the executive’s continued benefit for a period of two years after termination.  The Company will also reimburse the executive for individual outplacement counseling services.

The Letter Agreement is “double trigger”, so no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occur.  There are no tax gross-ups under this agreement; payments may be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code.  If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (i) a date six months after the occurrence of the potential change in control, (ii) the termination of the executive’s employment by reason of disability or retirement, or (iii) the occurrence of a change in control of the Company.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to such Exhibit.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 26, 2018, the Company held its 2018 Annual Meeting of Shareholders, at which:  (i) seven directors of the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2018 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 12, 2018.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2018 Annual Meeting of Shareholders, were as follows:

Proposal 1:  Election of Directors

Nominee	For	Withheld	Broker Non-Vote
W. Blake Baird	33,330,664	2,797,650	3,258,737
Michael J. Chun	35,851,171	277,143	3,258,737
Matthew J. Cox	36,001,277	127,037	3,258,737
Thomas B. Fargo	36,019,897	108,417	3,258,737
Mark H. Fukunaga	36,082,510	45,804	3,258,737
Stanley M. Kuriyama	36,084,487	43,827	3,258,737
Constance H. Lau	35,151,325	976,989	3,258,737

Proposal 2:  Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
34,691,839	1,361,404	75,071	3,258,737

Proposal 3:  Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
39,146,989	224,370	15,692	—

Item 9.01.                                        Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

10.1	Form of Letter Agreement
10.2	Letter Agreement Counterparties
99.1	Press Release issued by Matson, Inc., dated April 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2018

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President, General Counsel and and Chief Administrative Officer